Exhibit 21.1
Subsidiaries of TIC Solutions, Inc.

Subsidiary	Jurisdiction
2471981 Alberta Ltd.	Alberta
A1 Asia Limited	Hong Kong
A1 International Limited	Hong Kong
Acuren Delaware Holdco, Inc.	Delaware
Acuren Group Inc.	Alberta
Acuren Holdings, Inc.	Delaware
Acuren Inc.	New Brunswick
Acuren Industrial Holdings Inc.	Alberta
Acuren Inspection, Inc.	Delaware
Acuren Intermediate Holdings, Inc.	Delaware
Acuren USA, Inc.	Delaware
Acuren Wind Canada Inc.	Quebec
Aero-Metric Holdings Corp	Indiana
Applied Inspection Ltd.	United Kingdom
ASG Engineering Consultants LLC	Dubai
ASG Holdings Limited	Abu Dahbi
Axim Geospatial, LLC	Delaware
BakosNDT Ltd.	Alberta
Bock and Clark Corporation	Delaware
Cambridge Materials Testing Ltd.	Ontario
Century Inspection, Inc.	Delaware
Columbia Engineering and Services, Inc.	Delaware
Construction & Turnaround Specialist, Inc.	Delaware
Continental Mapping Acquisition Corp.	Delaware
Dade Moeller and Associates, Inc.	North Carolina
Echo NDE Inc.	Alberta
Echo NDE USA, Inc.	Delaware
Eclipse Scientific Products Inc.	Ontario
Energenz Consulting Limited	Hong Kong
Energenz, LLC	Delaware
Geodynamics, LLC	North Carolina
Geographic Information Services, Inc.	Alabama
Geospatial Holding GmbH	Germany
Geospatial Holdings, Inc.	Delaware
Group Delta Consultants, Inc.	California
Hanna Engineering, Inc.	California
Industrial Design Associates International Pte. Ltd.	Singapore
J.B.A. Consulting Engineers, Inc.	Nevada
Marine Taxonomic Services, Ltd.	Oregon
Mediatech FZ, LLC	Dubai
Nextgen Task Inspection Inc.	Alberta
NV5 Consultants India Private Limited	India
NV5 Consultants Limited	Hong Kong
NV5 Consultants, Inc.	Massachusetts

NV5 Consulting Limited	Macau
NV5 Engineering Private Limited	India
NV5 Engineers and Consultants, Inc.	North Carolina
NV5 Environmental, Inc.	California
NV5 Environmental, L.P.	California
NV5 Geospatial Solutions B.V.	Netherlands
NV5 Geospatial Solutions France SARL	France
NV5 Geospatial Solutions GmbH	Gilching, Germany
NV5 Geospatial Solutions Italia S.r.l.	Italy
NV5 Geospatial Solutions K.K.	Japan
NV5 Geospatial Solutions UK Limited	England and Wales
NV5 Geospatial Solutions, Inc.	Colorado
NV5 Geospatial, Inc.	Wisconsin
NV5 Global, Inc.	Delaware
NV5 Holdings, LLC	Delaware
NV5 International Limited	Hong Kong
NV5 Limited	Shanghai
NV5 Limited	Hong Kong
NV5 LNG Engineering Services, Inc.	New Hampshire
NV5 Macau Limited	Macau
NV5 Malaysia SDN BHD	Malaysia
NV5 New York-Engineers, Architects, Landscape Architects and Surveyors	New York
NV5 Philippines Corp.	Philippines
NV5 Planning & Design, Inc.	Massachusetts
NV5 Private Limited	Singapore
NV5, Inc.	New Jersey
NV5, Inc.	California
NV5, Inc.	Delaware
NV5, LLC	North Carolina
NV5-Architecture, P.C.	New Jersey
NV5-Connecticut, LLC	Connecticut
Optimal Energy, LLC	Delaware
Perunding NV5 SDN BHD	Malaysia
Pro Inspection, Inc.	Delaware
Quantum Spatial Canada, Inc.	Canada
RDK Engineer P.C.	New York
RDK Engineers N.C., Inc.	North Carolina
Red Technologies (S) Pte. Ltd.	Singapore
Redgroup (M) Sdn. Bhd.	Malaysia
Rockwood Canada Holdings Ltd.	Nova Scotia
Rockwood Canada Inc.	Alberta
Rockwood Canada Shared Services Inc.	Alberta
Rockwood Service Corporation	Delaware
S.A. Bricks, Inc.	South Korea
Skycrest Services Inc.	Canada
Skycrest Services US Inc.	New York
Southport Engineering Associates, Inc.	Connecticut
Streamline Inspection, Ltd.	Alberta

Tacten Industrial Inc.	Nova Scotia
TEI Analytical Services, Inc.	Delaware
The LKR Group, Inc.	California
The NV5 Engineering Services LLC	Dubai
The NV5 Information Technology Consultants LLC	Dubai
Triquest Nondestructive Testing Corp.	Alberta
TSG Solutions, Inc.	Delaware